EXHIBIT I:     Agreement pursuant to Rule 13d-1(f) filed herewith


      Pursuant to Rule 13d-1(f) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

                               MAFCO HOLDINGS INC.

                               By:  /s/ Barry F. Schwartz
                                  --------------------------------
                               Name:  Barry F. Schwartz
                               Title: Executive Vice President and
                                      General Counsel


                               PX HOLDING CORPORATION

                               By:  /s/ Barry F. Schwartz
                                  --------------------------------
                               Name:  Barry F. Schwartz
                               Title: Executive Vice President and
                                      General Counsel